UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 20, 2015

DexCom, Inc.
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51222	33-0857544
(Commission File Number)	(IRS Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)
(858) 200-0200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

________________________________________________________________________________________________________________________

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On February 25, 2015, DexCom, Inc. (“DexCom”) issued a press release announcing its financial results for the year ended December 31, 2014 and certain other information. This press release has been furnished as Exhibit 99.01 to this report and is incorporated herein by this reference.
The information in this Item 2.02, including Exhibit 99.01 hereto, is furnished pursuant to Item 2.02 of Form 8-K, and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. The information contained herein and in the accompanying exhibit is not incorporated by reference in any filing of DexCom under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(e) On February 20, 2015, the Board of Directors of DexCom, Inc. approved a bonus plan for fiscal 2015 (the “2015 Plan”) for the Company’s management and select individual contributors, including its chief executive officer, chief financial officer and its other named executive officers (together, the “Named Executive Officers”) pursuant to which the Company’s management, including its Named Executive Officers, are eligible for cash bonus awards if the Company attains specified financial and performance targets. The target bonus for each of the Executive Chairman and Chief Executive Officer (the “CEO”) is 125% of their respective base salaries; the target bonus for the Company’s Executive Vice Presidents is 75% of their respective base salaries; the target bonus for the Company’s Senior Vice Presidents is 50% of their respective base salaries; the target bonus for the Company’s Vice Presidents is 40% of their respective base salaries, and the target bonus for the remainder of the Company’s management employees and select contributors are various amounts up to 30% of their respective base salaries.
For the Company’s eligible employees, the amount of any bonus awarded under the 2015 Plan will be predicated on achieving targeted revenue goals, targeted operating income goals, and performance milestones. Generally speaking, 60% of any bonus paid under the 2015 Plan is based on achieving certain annual revenue goals (the “Revenue Component”), 20% is based on achieving targeted operating income goals (the “Operating Results Component”) and 20% is based on achieving certain performance milestones (the “Performance Component”).
Under the 2015 Plan, no portion of the Revenue Component shall be paid unless the Company meets a specified minimum revenue target for fiscal 2015. Upon achievement of this minimum revenue target, each eligible participant will receive a bonus award of 100% of their targeted Revenue Component. If the Company exceeds its fiscal 2015 revenue target, the Named Executive Officers will receive bonuses at various stepped up amounts up to a maximum of 175% of their targeted Revenue Component.
Under the 2015 Plan, no portion of the Operating Results Component shall be paid unless the Company meets a specified operating income result for fiscal 2015. Upon achievement of this operating income target, each eligible participant will receive a bonus award of 100% of their targeted Operating Results Component. If the Company achieves operating income results that are more favorable in fiscal 2015 than its operating income target, the Named Executive Officers will receive bonuses at various stepped up amounts up to a maximum of 175% of their targeted Operating Results Component.
Under the Performance Component, bonus amounts will also be paid to the Named Executive Officers for achieving specified corporate milestones. Eligible participants will receive a portion of their targeted Performance Component for achievement of corporate milestones by the Company during fiscal 2015.
In addition, any amount paid out under the 2015 Plan may be increased by up to 25% if the Company achieves various additional performance milestones.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Number	Description

99.01	Press release dated February 25, 2015 announcing the financial results for the year ended December 31, 2014 and certain other information.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ Steven R. Pacelli Steven R. Pacelli Executive Vice President, Strategy and Corporate Development
Date: February 25, 2015

Exhibit Index

Number	Description

99.01	Press release dated February 25, 2015 announcing the financial results for the year ended December 31, 2014 and certain other information.